Exhibit 99.7

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THIS BALLOT.

IMPORTANT: NO CHAPTER 11 CASE HAS BEEN COMMENCED AS OF THE DATE OF THE DISTRIBUTION OF THIS BALLOT.

In re:

C&D TECHNOLOGIES, INC.,

Debtor.

BALLOT FOR VOTING TO ACCEPT OR REJECT

DEBTOR’S PREPACKAGED PLAN OF REORGANIZATION

PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

BALLOT FOR CLASS 4, SENIOR NOTES CLAIMS

(CLAIMS ARISING UNDER THE SENIOR NOTES INDENTURES)

If you are, as of October 18, 2010, a holder of a claim (a “Senior Notes Claim”) against C&D Technologies, Inc. (“C&D” or the “Debtor”),1 based on notes (the “Senior Notes”) issued pursuant to the 5.25% Senior Notes Indenture or the 5.50% Senior Notes Indenture (together, the “Senior Notes Indentures”), please use this ballot (the “Ballot”) to cast your vote to accept or reject the Debtor’s Prepackaged Plan of Reorganization (the “Prepackaged Plan”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), which may be proposed by the Debtor, as described below. The Prepackaged Plan is Exhibit “A” to the Prospectus and Disclosure Statement, dated October 20, 2010 (the “Prospectus”), which accompanies this Ballot.

On October 20, 2010, C&D commenced its offer to exchange the Senior Notes for common stock in C&D (the “Exchange Offer”). As discussed in the Prospectus, contemporaneously with the launch of the Exchange Offer, C&D has also commenced the solicitation of votes to accept or reject the Prepackaged Plan, which C&D may seek confirmation of if: (a) the conditions to consummating the Exchange Offer are not satisfied and (b) the votes on the Prepackaged Plan are sufficient to confirm such Prepackaged Plan under the Bankruptcy Code. The Prepackaged Plan can be confirmed by the Bankruptcy Court, and thereby made binding upon you, if it is accepted by the holders of at least two-thirds ( 2/3) in amount and more than one-half ( 1/2) in number of the Senior Notes Claims that vote on the Prepackaged Plan.

This Ballot is to be used solely for voting by holders of Senior Notes Claims on the Prepackaged Plan. For instructions regarding participation in the Exchange Offer, please refer to the Prospectus, Letter of Transmittal and related materials.

For your vote to be counted, this Ballot must be properly completed, signed and returned in the envelope provided. YOUR VOTE MUST BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED BY THE TABULATION AGENT, EPIQ BANKRUPTCY SOLUTIONS, LLC AT 757 THIRD AVENUE, 3RD FLOOR, NEW YORK, NEW YORK, 10017 (THE “TABULATION AGENT”) PRIOR TO 11:59 P.M. (EASTERN TIME) ON THE LATER OF NOVEMBER 18, 2010 OR TEN BUSINESS DAYS FOLLOWING THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT,

[1]	Any capitalized term not defined herein shall have the meaning ascribed to such term in the Prepackaged Plan.

UNLESS EXTENDED OR EARLIER TERMINATED BY THE DEBTOR, OR YOUR VOTE WILL NOT BE COUNTED. IF THE ENCLOSED ENVELOPE IS ADDRESSED TO YOUR BROKER, BANK, COMMERCIAL BANK, TRUST COMPANY, DEALER OR OTHER AGENT OR NOMINEE (EACH A “NOMINEE”), MAKE SURE TO ALLOW SUFFICIENT TIME FOR YOUR NOMINEE TO RECEIVE AND PROCESS YOUR VOTE ON A MASTER BALLOT AND RETURN THE MASTER BALLOT TO THE TABULATION AGENT SO THAT IT IS ACTUALLY RECEIVED BEFORE THE VOTING DEADLINE.

IMPORTANT

You should review the Prospectus and the Prepackaged Plan before you vote. You may wish to seek legal and other professional advice concerning the Prepackaged Plan and the classification and treatment of your claims or interests under the Prepackaged Plan. Your Senior Notes Claim has been placed in Class 4 under the Prepackaged Plan. If you hold claims or interests in more than one class, you will receive a ballot for each class in which you are entitled to vote.

VOTING DEADLINE: 11:59 P.M. (EASTERN TIME) ON THE LATER OF NOVEMBER 18, 2010 OR TEN BUSINESS DAYS FOLLOWING THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, UNLESS EXTENDED OR EARLIER TERMINATED BY THE DEBTOR.

If your vote is not received by the Tabulation Agent, Epiq Bankruptcy Solutions, LLC, on or before the Voting Deadline and such deadline is not extended, your vote will not count as an acceptance or rejection of the Prepackaged Plan.

Ballots will not be accepted by facsimile or other electronic means of transmission.

If the Prepackaged Plan is confirmed by the Bankruptcy Court, it will be binding on you whether or not you vote.

This Ballot is not a letter of transmittal and may not be used for any purpose other than to cast votes to accept or reject the Prepackaged Plan.

HOW TO VOTE

1.	COMPLETE ITEM 1, ITEM 2 AND, IF APPLICABLE, ITEM 3 AND ITEM 4.

2.	REVIEW THE CERTIFICATIONS CONTAINED IN ITEM 5.

3.	SIGN THE BALLOT AND PROVIDE THE ADDITIONAL INFORMATION REQUESTED.

4.	RETURN THE ORIGINAL BALLOT CONTAINING AN ORIGINAL SIGNATURE IN THE ENCLOSED PRE-ADDRESSED POSTAGE-PAID ENVELOPE SO THAT IT IS RECEIVED BEFORE THE VOTING DEADLINE. IF THE ENCLOSED ENVELOPE IS ADDRESSED TO YOUR NOMINEE, MAKE SURE TO ALLOW SUFFICIENT TIME FOR YOUR NOMINEE TO RECEIVE AND PROCESS YOUR VOTE ON A MASTER BALLOT AND RETURN THE MASTER BALLOT TO THE TABULATION AGENT SO THAT IT IS ACTUALLY RECEIVED BEFORE THE VOTING DEADLINE.

5.	YOU MUST VOTE THE FULL AMOUNT OF YOUR SENIOR NOTES CLAIM REPRESENTED BY THIS BALLOT EITHER TO ACCEPT OR TO REJECT THE PREPACKAGED PLAN AND YOU MAY NOT SPLIT YOUR VOTE.

6.	ANY BALLOT RECEIVED THAT (A) DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PREPACKAGED PLAN, (B) THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PREPACKAGED PLAN, OR (C) IS ILLEGIBLE, MUTILATED OR INCOMPLETE WILL NOT BE COUNTED AS AN ACCEPTANCE OR REJECTION OF THE PREPACKAGED PLAN.

Item 1.	Principal Amount Senior Notes Claim Voted. The undersigned certifies that as of the October 18, 2010, the undersigned was either the record or beneficial owner, or the nominee of a beneficial owner, of Senior Notes Claims in the following aggregate unpaid principal amount (insert amount in the box below). If your Senior Notes Claims are held by a nominee on your behalf and you do not know the amount, please contact your nominee immediately. (For purposes of this Item 1, it is not necessary and you should not adjust the principal amount for any accrued or unmatured interest.)

$

Item 2.	Vote on Prepackaged Plan. The record or beneficial owner of the Senior Notes Claim identified in Item 1 votes as follows (check one box only—if you do not check a box your vote will not be counted):

☐ to Accept the Prepackaged Plan.

OR

☐ to Reject the Prepackaged Plan.

Item 3.	Third Party Release (OPTIONAL). If the Prepackaged Plan is confirmed, all holders of Claims and Interests will be deemed to have consented and agreed to the Third Party Release set forth in Article VIII of the Prepackaged Plan. If you voted to REJECT the Plan or do not want to vote to accept or reject the Plan and also do not want to be deemed to consent to any Third Party Release, you may check the box below. If you do not check the box below, you will be deemed to have consented and agreed to the Third Party Release.

☐ The undersigned does NOT consent to any Third Party Release.

Item 4.	Certification as to Class 4, Senior Notes Claims. By completing and returning this Ballot, the undersigned holder of Senior Notes Claims certifies that either (a) it has not submitted any other Ballots for other Class 4 Senior Notes Claims held in other accounts or other record names or (b) it has provided the information specified in the following table for all other Class 4 Senior Notes Claims for which it has submitted additional Ballots, each of which indicates the same vote to accept or reject the Prepackaged Plan (please use additional sheets of paper if necessary):

ONLY COMPLETE THIS TABLE IF YOU HAVE COMPLETED CLASS 4 SENIOR NOTES CLAIMS BALLOTS OTHER THAN THIS BALLOT

Account Number	Name of Holders[2]	Principal Amount of Other Senior Notes Claims Voted	Cusip of Other Senior Notes Claims Voted

[2]	Insert your name if the Class 4, Senior Notes Claims are held by you in record name or, if held in street name, insert the name of your broker or bank

Item 5.	Certification. By returning this Ballot, the record or beneficial owner of the Senior Notes Claim identified in Item 1 certifies that (a) it has full power and authority to vote to accept or reject the Prepackaged Plan, (b) it was the record or beneficial owner of the Senior Notes Claim described in Item 1 on the October 18, 2010 (c) all Ballots to vote Senior Notes Claims submitted by the record or beneficial owner indicate the same vote to accept or reject the Prepackaged Plan that the record or beneficial owner has indicated on this Ballot, (d) it has received a copy of the Prospectus (including the exhibits thereto) and understands that the solicitation of votes for the Prepackaged Plan is subject to all the terms and conditions set forth in the Prospectus and (e) all authority conferred or agreed to be conferred pursuant to this Ballot, and every obligation of the undersigned hereunder, shall be binding upon the transferees, successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

Name of Creditor:
(Print or Type)

Social Security or Federal Tax ID. No.:
(Optional)

Signature:

Print Name:

Title:
(If Appropriate)

Street Address:

City, State, Zip Code:

Telephone Number: ( )

Email Address:

Date Completed:

This Ballot shall not constitute or be deemed a proof of Claim or Interest or an assertion of a Claim or Interest.

YOUR VOTE MUST BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED BY THE TABULATION AGENT, EPIQ BANKRUPTCY SOLUTIONS, LLC AT 757 THIRD AVENUE, 3RD FLOOR, NEW YORK, NEW YORK 10017, PRIOR 11:59 P.M. (EASTERN TIME) ON THE LATER OF NOVEMBER 18, 2010 OR TEN BUSINESS DAYS FOLLOWING THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, UNLESS EXTENDED OR EARLIER TERMINATED BY THE DEBTOR, OR YOUR VOTE WILL NOT BE COUNTED. IF THE ENCLOSED ENVELOPE IS ADDRESSED TO YOUR NOMINEE, MAKE SURE YOUR NOMINEE RECEIVES YOUR BALLOT IN TIME TO SUBMIT IT ON A MASTER BALLOT BEFORE THE VOTING DEADLINE.

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED A BALLOT OR ADDITIONAL COPIES OF THE PROSPECTUS OR OTHER ENCLOSED MATERIALS, PLEASE CALL THE TABULATION AGENT, EPIQ BANKRUPTCY SOLUTIONS, LLC, AT (646) 282-2400.

INSTRUCTIONS FOR COMPLETING BALLOTS

(i)	The Debtor is soliciting the votes of holders of Senior Notes Claims with respect to the Prepackaged Plan. The Bankruptcy Court may bind you to the terms of the Prepackaged Plan, if, among other things, the Prepackaged Plan is confirmed. Please review the Prospectus and Prepackaged Plan for more information, including information regarding the Exchange Offer.

(ii)	To ensure that your vote is counted, you must: (a) complete the Ballot; (b) indicate your decision either to accept or to reject the Prepackaged Plan in the boxes provided in Item 2 of the Ballot, (c) make sure that the information required by Item 4, if applicable, has been inserted; and (d) sign and return the Ballot with an original signature as required by Item 5. If your ballot has been pre-validated, your Ballot must be received by the Tabulation Agent by the Voting Deadline, which is 11:59 p.m. eastern time on the later of November 18, 2010 or ten business days following the effective date of the registration statement, unless extended or earlier terminated by the Debtor. If your Ballot has not been pre-validated, your Ballot must be received by your Nominee in sufficient time for the Nominee to collect and forward your vote to the Tabulation Agent by the Voting Deadline.

(iii)	If you voted to reject the Prepackaged Plan or do not want to vote to accept or reject the Prepackaged Plan and also do not want to be deemed to consent to any Third Party Release, as set forth in Article VIII of the Prepackaged Plan, you have the option of checking the Box in Item 3 in order to be deemed to have not consented to the Third Party Release.

(iv)	If a Ballot is received after the Voting Deadline it will not be counted unless the Debtor determines otherwise in its sole discretion. The method of delivery of Ballots is at the election and risk of each holder of a Senior Notes Claim. Except as otherwise provided herein, such delivery will be deemed made only when the Tabulation Agent actually receives the originally executed Ballot or corresponding Master Ballot. In all cases, holders of Senior Secured Claims should allow sufficient time to assure timely delivery to your Nominee and collection and forwarding of holders of Senior Notes’ votes to the Tabulation Agent. No Ballot should be sent to the Debtor, the Debtor’s agents (other than the Tabulation Agent), any indenture trustee or the Debtor’s financial or legal advisors and if so sent will not be counted.

(v)	You must vote all of your Senior Notes Claims classified in Class 4 either to accept or to reject the Prepackaged Plan and may not split your vote. Accordingly, a Ballot that partially rejects and partially accepts the Prepackaged Plan will not be counted.

(vi)	If multiple Ballots are received from the same holder with respect to Senior Notes Claims classified in Class 4 prior to the Voting Deadline, the last properly completed Ballot timely received will supersede and revoke any earlier received Ballots.

(vii)	The Ballot is not a letter of transmittal and may not be used for any purpose other than to vote to accept or to reject the Prepackaged Plan. Accordingly, at this time, holders of Senior Notes Claims should not surrender certificates or instruments representing or evidencing their Senior Notes Claims, and neither the Debtor nor the Tabulation Agent will accept delivery of any such certificates or instruments surrendered together with a Ballot. If you want to participate in the Exchange Offer, please refer to the instructions in the Prospectus, Letter of Transmittal and related materials.

(viii)	This Ballot does not constitute, and shall not be deemed to be, (a) a Proof of Claim or (b) an assertion or admission of a Claim.

(ix)

Please be sure to sign and date your Ballot. If you are signing a Ballot in your capacity as a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation, or otherwise acting in a fiduciary or representative capacity, you must indicate such capacity when signing and, if required or requested by the Tabulation Agent or the Bankruptcy Court, you must submit proper evidence to the requesting party to so act on behalf of such owner or beneficial owner. In addition, please provide your name and mailing address if it is different from that set forth on the attached mailing label or if no such mailing label is attached to the Ballot.

(x)	If you hold Claims or Interests in one or more Classes other than Class 4, you may receive more than one Ballot coded for the different Classes. Each Ballot votes only your Claims or Interests indicated on that Ballot. Please complete and return each Ballot you receive.

(xi)	Any Ballot that is completed and executed that fails to indicate acceptance or rejection of the Prepackaged Plan or that indicates both an acceptance and a rejection of the Prepackaged Plan will not be counted with respect to the Prepackaged Plan.

(xii)	The following Ballots shall not be counted in determining the acceptance or rejection of the Prepackaged Plan: (a) any Ballot that is illegible or contains insufficient information to permit the identification of the holder of the Claim; (b) any Ballot cast by a Person that does not hold a Claim in a Class that is entitled to vote on the Prepackaged Plan; (c) any unsigned Ballot; (d) any Ballot not marked to accept or reject the Prepackaged Plan or any Ballot marked both to accept and reject the Prepackaged Plan; and (e) any Ballot submitted by any Person not entitled to vote pursuant to the Solicitation Procedures.

(xiii)	If you believe that you have received the wrong Ballot, you should contact the Tabulation Agent at (646) 282-2400 immediately.

PLEASE MAIL YOUR BALLOT PROMPTLY!

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, YOU SHOULD CONTACT THE TABULATION AGENT AT (646) 282-2400.